Exhibit 10.51

SEVENTH AMENDMENT TO LEASE

This SEVENTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of July 11, 2019, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and CYTOKINETICS, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.Landlord and Tenant (as successor in interest to MetaXen, LLC and Exelixis, Inc.) entered into that certain Build to Suit Lease dated May 27, 1997 (the "Original Lease"), as amended by that certain First Amendment to Lease dated April 13, 1998 (the "First Amendment"), that certain Second Amendment to Lease dated July 11, 1999 (the "Second Amendment"), that certain Third Amendment to Lease dated December 10, 2010 (the "Third Amendment"), that certain Fourth Amendment to Build to Suit Lease dated March 1, 2016 (the "Fourth Amendment"), that certain Fifth Amendment to Lease dated December 18, 2017 (the "Fifth Amendment") and that certain Sixth Amendment to Lease dated June 25, 2019 (the "Fifth Amendment") (the Original Lease as so amended shall be collectively referred to herein as the "Lease"), whereby Tenant leases approximately 81,587 rentable square feet of space (the "Existing Premises") consisting of (i) 50,195 rentable square feet of space comprised of the entire 2-story building (the "280 Building") located at 280 East Grand Avenue, South San Francisco, California 94080, which Building is located in that certain office project currently known as "Britannia Pointe Grand Business Park" (the "Center"), and (ii) 31,392 rentable square feet of space in the building located at 256 East Grand Avenue, South San Francisco, California (the "256 Building") located in the Center.

B.Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 9,530 rentable square feet of space commonly known as Suite 26 in the building (the "250 Building") located in the Center at 250 East Grand Avenue, South San Francisco, California 94080 (the "Expansion Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Sixth Amendment.

2.Modification of Premises. Effective as of January 1, 2020 (the "Expansion Commencement Date"), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 91,117 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the "Premises."

[Sixth Amendment]

[Cytokinetics, Inc.]

3.Expansion Term. The term of Tenant's lease of the Expansion Premises (the "Expansion Term") shall commence on the Expansion Commencement Date and shall expire on March 31, 2023, unless sooner terminated as provided in the Lease, as hereby amended. Notwithstanding the foregoing, the term of Tenant's lease of the Existing Premises shall remain as set forth in the Lease

4.Minimum Rental.

4.1.Existing Premises. Notwithstanding any contrary provision contained in the Lease, as hereby amended, Tenant shall continue to pay minimum rental for the Existing Premises in accordance with the terms of the Lease.

4.2.Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord minimum rental for the Expansion Premises as follows:

Period During Expansion Term	Annual Minimum Rental	Monthly Minimum Rental	Approximate Monthly Rental Rate per Rentable Square Foot

January 1, 2020 –
December 31, 2020	$394,542.00	$32,878.50	$3.45

January 1, 2021 –
December 31, 2021	$408,350.97	$34,029.25	$3.57

January 1, 2022 –
December 31, 2022	$422,643.25	$35,220.27	$3.70

January 1, 2023 –
March 31, 2023	$437,435.77	$36,452.98	$3.83

On or before the Expansion Commencement Date, Tenant shall pay to Landlord the minimum rental payable for the Expansion Premises for the first full month of the Expansion Term.

5.Tenant's Operating Costs Share of Operating Expenses.

5.1.Existing Premises. Notwithstanding any contrary provision contained in the Lease, as hereby amended, Tenant shall continue to pay Tenant's Operating Costs Share of Operating Expenses in connection with the Existing Premises in accordance with the terms of the Lease.

5.2.Expansion Premises. Notwithstanding any contrary provision contained in the Lease, as hereby amended, commencing on the Expansion Commencement Date, Tenant shall pay Tenant's Operating Costs Share of Operating Expenses in connection with the Premises in accordance with the terms of the Lease, provided that with respect to the Expansion Premises, Tenant's Operating Costs Share shall equal 21.06% of the 250 Building.

[Sixth Amendment]

[Cytokinetics, Inc.]

6.Condition of Expansion Premises. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, "as-is" condition.

7.Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sixth Amendment other than CBRE, Inc. and Kidder Mathews (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sixth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party, other than the Brokers. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

8.Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall be entitled to rent up to twenty-five (25) unreserved parking passes in connection with Tenant's lease of the Expansion Premises (the "Expansion Parking Passes"), which Expansion Parking Passes will be governed by the terms of the Lease.

9.Security Deposit. Notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal $130,950.96. Landlord and Tenant acknowledge that, in accordance with the Lease, Tenant has previously delivered the sum of $58,045.00 (the "Existing Security Deposit") to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Concurrently with Tenant's execution of this Sixth Amendment, Tenant shall deposit with Landlord an amount equal to $72,905.96 to be held by Landlord as a part of the Security Deposit. To the extent that the total amount held by Landlord at any time as security for the Lease, as hereby amended, is less than $130,950.96, Tenant shall pay the difference to Landlord within ten (10) days following Tenant's receipt of notice thereof from Landlord.

10.Statutory Disclosure and Related Terms. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Center, the 250 Building, the 256 Building, the 280 Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

11. No Further Modification. Except as set forth in this Seventh Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

[Sixth Amendment]

[Cytokinetics, Inc.]

IN WITNESS WHEREOF, this Seventh Amendment has been executed as of the day and year first above written.

"LANDLORD"	BRITANNIA POINTE GRAND LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	/s/ Scott Bohn
	Name:	Scott Bohn
	Its:	Senior Vice President

"TENANT"	CYTOKINETICS, INC.,
a Delaware corporation

	By:	/s/ Ching Jaw
	Name:	Ching Jaw
	Its:	Chief Financial Officer

[Sixth Amendment]

[Cytokinetics, Inc.]